                                                                  EXHIBIT (m)(1)

                          BROKERAGE ENHANCEMENT PLAN

                                   SCHEDULE A

                             Money Market Portfolio
                           High Yield Bond Portfolio
                             Managed Bond Portfolio
                        Government Securities Portfolio
                           Small-Cap Equity Portfolio
                          Aggressive Equity Portfolio
                              Growth LT Portfolio
                            Equity Income Portfolio
                            Multi-Strategy Portfolio
                           Large-Cap Value Portfolio
                            Mid-Cap Value Portfolio
                                Equity Portfolio
                           Bond and Income Portfolio
                             Equity Index Portfolio
                           Small-Cap Index Portfolio
                                 REIT Portfolio
                         International Value Portfolio
                           Emerging Markets Portfolio
                       International Large-Cap Portfolio
                         Diversified Research Portfolio
                           I-Net Tollkeeper Portfolio